As filed with the Securities and Exchange Commission on July 6, 2010

File No. 001-34658

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 6

to

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(B) OR 12(G) OF

THE SECURITIES EXCHANGE ACT OF 1934

The Babcock & Wilcox Company

(exact name of registrant as specified in its charter)

Delaware	80-0558025
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

The Harris Building 13024 Ballantyne Corporate Place, Suite 700 Charlotte, North Carolina	28277
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (704) 625-4900

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class Registered	Name of Each Exchange on Which Such Class will be Registered
Common Stock, par value $0.01 per share	The New York Stock Exchange, Inc.

Securities to be registered pursuant to Section 12(g) of the Act:

None

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if a smaller reporting company)

THE BABCOCK & WILCOX COMPANY

INFORMATION INCLUDED IN INFORMATION STATEMENT

AND INCORPORATED BY REFERENCE IN FORM 10

CROSS REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10

We have filed our information statement as Exhibit 99.1 to this Form 10. For your convenience, we have provided below a cross-reference sheet identifying where the items required by Form 10 can be found in the information statement.

Item No.	Item Caption	Location in Information Statement
1.	Business.

See “Summary,” “Risk Factors,” “Cautionary Statement Concerning Forward-Looking Information,” “The Spin-Off,” “Capitalization,” “Selected Historical Combined Financial Data,” “Unaudited Pro Forma Combined Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Relationship with McDermott After the Spin-Off” and “Management.”

1A.	Risk Factors.	See “Risk Factors.”

2.	Financial Information.

See “Summary,” “Risk Factors,” “Capitalization,” “Selected Historical Combined Financial Data,” “Unaudited Pro Forma Combined Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

3.	Properties.	See “Business.”

4.	Security Ownership of Certain Beneficial Owners and Management.	See “Security Ownership of Certain Beneficial Owners and Management.”

5.	Directors and Executive Officers.	See “Management.”

6.	Executive Compensation.	See “Management” and “Executive Compensation.”

7.	Certain Relationships and Related Transactions, and Director Independence.	See “Summary,” “Risk Factors,” “Management,” “Certain Relationships and Related Transactions” and “Relationship with McDermott After the Spin-Off.”

8.	Legal Proceedings.	See “Business—Legal Proceedings.”

9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.	See “Summary,” “Risk Factors,” “The Spin-Off,” “Dividend Policy” and “Description of Capital Stock.”

10.	Recent Sales of Unregistered Securities.	Not Applicable.

11.	Description of Registrant’s Securities to be Registered.	See “Description of Capital Stock.”

12.	Indemnification of Directors and Officers.	See “Indemnification of Directors and Officers.”

13.	Financial Statements and Supplementary Data.	See “Summary,” “Selected Historical Combined Financial Data,” “Unaudited Pro Forma Combined Financial Data” and “Index to Financial Statements.”

Item No.	Item Caption	Location in Information Statement
14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.	Not Applicable.

15.	Financial Statements and Exhibits.

(a)	Combined Financial Statements: The following financial statements are included in the information statement and filed as part of this Registration Statement:

Report of Independent Registered Public Accounting Firm

Combined Balance Sheets as of December 31, 2009 and 2008

Combined Statements of Income for the years ended December 31, 2009, 2008 and 2007

Combined Statements of Comprehensive Income (Loss) for the years ended December 31, 2009, 2008 and 2007

Combined Statements of Parent Equity (Deficit) as of December 31, 2009, 2008 and 2007

Combined Statements of Cash Flows for the years ended December 31, 2009, 2008 and 2007

Notes to Combined Financial Statements

Condensed Combined Balance Sheets as of March 31, 2010 and December 31, 2009 (Unaudited)

Condensed Combined Statements of Income for the three months ended March 31, 2010 and 2009 (Unaudited)

Condensed Combined Statements of Comprehensive Income for the three months ended March 31, 2010 and 2009 (Unaudited)

Condensed Combined Statements of Parent Equity (Deficit) as of March 31, 2010 and 2009 (Unaudited)

Condensed Combined Statements of Cash Flows for the three months ended March 31, 2010 and 2009 (Unaudited)

Notes to Condensed Combined Financial Statements (Unaudited)

(b)

Combined Financial Statements Schedules: Schedule II is filed with this information statement. All other schedules for which provision is made in the applicable regulations of the SEC have been omitted because they are not required under the relevant instructions or because the required information is included in the financial statements or the related notes contained in this information statement.

(c)	Exhibits. The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Description

2.1*	Form of Master Separation Agreement

3.1*	Form of Restated Certificate of Incorporation of the Registrant

3.2*	Form of Amended and Restated Bylaws of the Registrant

10.1*	Form of Tax Sharing Agreement

10.2*	Form of Employee Matters Agreement

10.3*	Form of Transition Services Agreement (McDermott International, Inc. as service provider)

10.4*	Form of Transition Services Agreement (The Babcock & Wilcox Company as service provider)

10.5*	Assumption and Loss Allocation Agreement dated as of May 18, 2010 by and among ACE American Insurance Company and the Ace Affiliates (as defined therein), McDermott International, Inc. and Babcock & Wilcox Holdings, Inc.

Exhibit Number	Exhibit Description

10.6*	Novation and Assumption Agreement dated as of May 18, 2010 by and among ACE American Insurance Company and the Ace Affiliates (as defined therein), Creole Insurance Company, Ltd. and Boudin Insurance Company, Ltd.

10.7*	Novation and Assumption Agreement dated as of May 18, 2010 by and among McDermott International, Inc., Babcock & Wilcox Holdings, Inc., Boudin Insurance Company, Ltd. and Creole Insurance Company, Ltd.

10.8*	Form of 2010 Long-Term Incentive Plan of The Babcock & Wilcox Company

10.9*	Form of The Babcock & Wilcox Company Executive Incentive Compensation Plan

10.10*	Form of The Babcock & Wilcox Company Management Incentive Compensation Plan

10.11*	Form of Supplemental Executive Retirement Plan of The Babcock & Wilcox Company

10.12*	Restructuring Transaction Retention Agreement between McDermott International, Inc. and John A. Fees dated December 10, 2009

10.13*	Restructuring Transaction Retention Agreement between McDermott International, Inc. and Michael S. Taff dated December 10, 2009

10.14*	Form of Restructuring Transaction Retention Agreement between McDermott International, Inc. and certain executive officers (other than Messrs. Fees or Taff) dated December 10, 2009

10.15*	Form of Restructuring Transaction Retention Agreement between McDermott International, Inc. and certain other employees dated December 10, 2009

10.16*	Credit Agreement dated as of May 3, 2010, among Babcock & Wilcox Investment Company, the lenders and letter of credit issuers party thereto, and Bank of America, N.A., as administrative agent

10.17*	Pledge and Security Agreement dated as of May 3, 2010, by Babcock & Wilcox Investment Company and certain of its subsidiaries in favor of Bank of America, N.A., as administrative agent

10.18*	Securities Purchase Agreement, dated as of May 25, 2010, by and among USEC Inc., Toshiba Corporation and Babcock & Wilcox Investment Company

21.1*	List of Subsidiaries

99.1	Information Statement, dated July 6, 2010

*	Previously filed.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: July 6, 2010

THE BABCOCK & WILCOX COMPANY

By:	/S/ BRANDON C. BETHARDS
Name:	Brandon C. Bethards
Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description
2.1*	Form of Master Separation Agreement

3.1*	Form of Restated Certificate of Incorporation of the Registrant

3.2*	Form of Amended and Restated Bylaws of the Registrant

10.1*	Form of Tax Sharing Agreement

10.2*	Form of Employee Matters Agreement

10.3*	Form of Transition Services Agreement (McDermott International, Inc. as service provider)

10.4*	Form of Transition Services Agreement (The Babcock & Wilcox Company as service provider)

10.5*	Assumption and Loss Allocation Agreement dated as of May 18, 2010 by and among ACE American Insurance Company and the Ace Affiliates (as defined therein), McDermott International, Inc. and Babcock & Wilcox Holdings, Inc.

10.6*	Novation and Assumption Agreement dated as of May 18, 2010 by and among ACE American Insurance Company and the Ace Affiliates (as defined therein), Creole Insurance Company, Ltd. and Boudin Insurance Company, Ltd.

10.7*	Novation and Assumption Agreement dated as of May 18, 2010 by and among McDermott International, Inc., Babcock & Wilcox Holdings, Inc., Boudin Insurance Company, Ltd. and Creole Insurance Company, Ltd.

10.8*	Form of 2010 Incentive Compensation Plan of The Babcock & Wilcox Company

10.9*	Form of The Babcock & Wilcox Company Executive Incentive Compensation Plan

10.10*	Form of The Babcock & Wilcox Company Management Incentive Compensation Plan

10.11*	Form of Supplemental Executive Retirement Plan of The Babcock & Wilcox Company

10.12*	Restructuring Transaction Retention Agreement between McDermott International, Inc. and John A. Fees dated December 10, 2009

10.13*	Restructuring Transaction Retention Agreement between McDermott International, Inc. and Michael S. Taff dated December 10, 2009

10.14*	Form of Restructuring Transaction Retention Agreement between McDermott International, Inc. and certain executive officers (other than Messrs. Fees or Taff) dated December 10, 2009

10.15*	Form of Restructuring Transaction Retention Agreement between McDermott International, Inc. and certain other employees dated December 10, 2009

10.16*	Credit Agreement dated as of May 3, 2010, among Babcock & Wilcox Investment Company, the lenders and letter of credit issuers party thereto, and Bank of America, N.A., as administrative agent

10.17*	Pledge and Security Agreement dated as of May 3, 2010, by Babcock & Wilcox Investment Company and certain of its subsidiaries in favor of Bank of America, N.A., as administrative agent

10.18*	Securities Purchase Agreement, dated as of May 25, 2010, by and among USEC Inc., Toshiba Corporation and Babcock & Wilcox Investment Company

21.1*	List of Subsidiaries

99.1	Information Statement, dated July 6, 2010

*	Previously filed.